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                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 29, 1996

                                 Incomnet, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                  California
            ------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                  0-12386                               95-2871296
          ------------------------                  ------------------
          (Commission File Number)                   (I.R.S. Employer
                                                    Identification No.)

21031 Ventura Boulevard, Suite 1100, Woodland Hills, California        91364
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(Address of principal executive offices)                             (Zip Code)

      Registrant's telephone number, including area code: (818) 887-3400

                                Not Applicable
           ------------------------------------------------------
             (Former name, former address and former fiscal year,
                        if changed since last report)

Total number of pages in this document: 6


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                              TABLE OF CONTENTS


ITEM 6.  RESIGNATION OF DIRECTOR ............................................  3

SIGNATURES ..................................................................  4

ITEM 7.  EXHIBITS

Letter From Gerald Katell, Dated July 29, 1996 ..............................  A


                                     -2-

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ITEM 6.  RESIGNATION OF DIRECTOR

         On July 29, 1996 the Company received a letter from Gerald Katell stating that he declined to serve as a member of the Company's Board of Directors because he was not satisfied with the officers' and directors' liability insurance policy which was purchased by the Company. Mr. Katell stated that the coverage of the policy was insufficient. On July 5, 1996 Mr. Katell had indicated to the Company that he would not be willing to serve on the Board of Directors unless the Company obtained an officers' and directors' liability insurance policy acceptable to him. He also indicated that, contrary to the Company's belief, he was not yet a member of the Board of Directors. The Company believed that Mr. Katell had accepted his appointment to the Board of Directors on June 7, 1996, and that it could purchase an insurance policy that would be acceptable to Mr. Katell. In July 1996 the Company purchased an officers' and directors' insurance policy but Mr. Katell did not accept it. As a result of Mr. Katell's decision, the Company has a vacancy on its Board of Directors. The Board of Directors plans to fill the vacancy as soon as a qualified candidate is identified and agrees to serve. There is no assurance regarding when the vacancy will be filled.


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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                    INCOMNET, INC.
                                            -----------------------------------
                                                     (Registrant)

Date: August 7, 1996                        By: /s/  MELVYN REZNICK
                                               --------------------------------
                                               Melvyn Reznick, President and
                                               Chief Executive Officer


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